INVESTMENT AGREEMENT


THIS INVESTMENT AGREEMENT between AO BONANZA LAS VEGAS, INC., a Nevada corporation ("Borrower") and EUROWEB RE CORP., a Nevada corporation ("Lender") includes three parts and incorporates the following agreements:

      1. A Line of Credit construction loan agreement according to the terms and conditions presented below and according to the attached Line of Credit Promissory Note.
      2.    Option Agreement commencing on page 25.
      3. Line of Credit Promissory Note (secured by a Deed of Trust) --- Attached as Exhibit "B".

BORROWER'S BOARD OF DIRECTORS: To secure any and all of Lender's interests and rights as set forth in this Investment Agreement and all related agreements and documents, Borrower, its officer(s), shareholder(s), and director(s) agree to appoint Yossi Attia or other representative as Lender chooses, as a board member in Borrower's board of directors. Yossi Attia's scope of decisions as a board of directors shall be limited solely to matters that are directly or indirectly related to this Investment Agreement and to the Bonanza development project. It is understood that as of the date of this agreement Darrren Dunckel is the sole shareholder and sole director of Borrower. Yossi Attia shall have the voting power of not less than fifty percent (50%) of the total voting power of Borrower's board of directors. In case Borrower, through its shareholders, board of directors, or otherwise, appoints additional directors other than Darren Dunckel and Yossi Attia, Borrower shall appoint additional Lender's representative(s) as board members as instructed by Lender for the purpose of maintaining Lender's minimum 50% board voting power. Borrower, its shareholder(s), officer(s), and director(s) agree to not take any measures to directly or indirectly dilute Lender's board voting power. Is such dilution occurs; it shall constitute a breach of this agreement by Borrower.

Upon Lender's written authorization to Borrower that Borrower has paid back all principal and interest amounts as set forth under this Investment Agreement and/or that all conditions and performance under this Investment Agreement are satisfied, Borrower shall have the right to remove any and all representative(s) of Lender.

Board of Directors. Borrower agrees to deliver at Closing shareholders and board resolutions appointing the above-mentioned Lender's representative. On the closing, the Board of Directors shall consist of two members, as follows: Yossi Attia and Darren Dunckel.

Protective Provisions. The consent of Lender shall be required for any action by Borrower if such action would materially and adversely change the rights of Lender under this Investment Agreement, including but not limited to acts that
(i) amend or repeal any provision of Borrower's Articles of Incorporation if such action would materially and adversely change the rights, preferences, or privileges of Lender under this Investment Agreement (ii) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with Lender's rights under this Investment Agreement (iii) pay or declare any dividend on any junior securities, or (iv) authorize a merger, sale of substantially all the assets of the Borrower, recapitalization or reorganization of Borrower.


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I. CONSTRUCTION LOAN AGREEMENT (Line of Credit)

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

      AGREEMENT. The word "Agreement" means this Investment Agreement, as this Investment Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Investment Agreement from time to time.

      NOTE. The word "Note" means the promissory note or credit agreement executed with this investment agreement, in the original principal amount of up to $10,000,000.00 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement.

      ARCHITECTURE CONTRACT. The words "Architecture Contract" mean the architect's contract relating to the Project, if any.

      BORROWER. The word "Borrower" means each and every person or entity signing the Note, including without limitation AO BONANZA LAS VEGAS, INC.

      COLLATERAL. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

      EVENT OF DEFAULT. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

      GRANTOR. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in and Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

      GUARANTOR. The word "Guarantor" means and includes without limitation all guarantors, sureties, and accommodation parties, including without limitation all guarantors under the Completion Guaranty.


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      IMPROVEMENTS. The word "Improvements" means and includes without limitation all existing and future buildings, structures, facilities, fixtures, additions, and similar construction on the Property.

      INDEBTEDNESS. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

      LENDER. The word "Lender" means EUROWEB RE CORP., its successors and assigns.

      LOAN. The word "Loan" means the loan made to Borrower under this Agreement and the related Documents as described below.

      LOAN FUND. The words "Loan Fund" mean the undisbursed proceeds of the Loan under this Agreement together with any equity funds or other deposits required from Borrower under this Agreement.

      PLANS AND SPECIFICATIONS. The words "Plans and Specifications" mean the plans and specifications for the Project which have been submitted to and initiated by Lender, together with such changes and additions as may be approved by Lender in writing.

      PROJECT. The word "Project" means the construction and completion of all improvements contemplated by this Agreement, including without limitation the erection of the building or structure, installation of equipment and fixtures, landscaping, and all other work necessary to make the Property usable and complete for the intended purposes. The Project includes the following work:

Bonanza Condominiums
NE Corner Bonanza Rd. & Main Street
Las Vegas, Nevada
296 Condominium units with 34,700 sq. ft. retail over (3) levels of parking The project consists of three parts: parking structure, residential (including more than 20,000 sq.ft of recreation area), and commercial.

The Architect is:

Dennis E. Rusk Architect, Limited Liability Company
3960 E. Patrick Lane, #203
Las Vegas, Nevada 89102


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The Construction Manager is:

To be decided, and as interim period:

Bob Buente from Trafford Associates, LLC
3452 E. Foothill Blvd
Suite 840
Pasadena, CA  91107

      PROJECT DOCUMENTS. The words "Project Documents" mean the Plans and Specifications, all studies, data and drawings relating to the Project, whether prepared by or for Borrower, the Construction Contract, the Architecture Contract, and all other contracts and agreements relating to the Project or the construction of the improvements.

      PROPERTY. The word "Property" means the Real Property together with all improvements, all equipment, fixtures, and other articles of personal property now or subsequently attached or affixed to the real property, together with all accessions, parts, and additions to, all replacements of, and all substitutions for any of such property, and all proceeds (including insurance proceeds and refunds of premiums) from any sale or other disposition of such property.

      REAL PROPERTY. The words "Real Property" mean the real property located in Clark County, State of Nevada, and legally described as:

            SEE ATTACHED EXHIBIT "A"

      RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the indebtedness.

      SECURITY AGREEMENT. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

      SECURITY INTEREST. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.


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

      Value. The word "Value" means such amount or worth as defined and determined by Lender in its sole discretion unless agreed to the contrary by Lender in writing.

LOAN. The Loan shall be in an amount not to exceed the principal sum of U.S. $10,000.000.00 and shall bear interest on so much of the principal sum as shall be advanced pursuant to the terms of this Agreement and the Related Documents. The Loan shall bear interest on each Advance from the date of the Advance in accordance with the terms of the Note. Borrower shall use the Loan Funds solely for the payment of (a) the costs of constructing the improvements and equipping the Project in accordance with the Construction Contract; (b) other costs and expenses incurred or to be incurred in connection with the construction of the improvements as Lender in its sole discretion shall approve; and (c) if permitted by Lender, interest due under the Note, including all expenses and all loan and commitment fees described in this Agreement. The Loan amount shall be subject at all times to all maximum limits and conditions set forth in this Agreement or in any of the Related Documents, including without limitation, any limits relating to loan to value ratios and acquisition and Project costs.

FEES AND EXPENSES. Whether or not the Project shall be consummated, Borrower shall assume and pay upon demand all out-of-pocket expenses incurred by Lender in connection with the preparation of loan documents and the making of the Loan, including without limitation the following: (a) all closing costs, fees, and disbursements; (b) all expenses of Lender's legal counsel; and (c) all title examination fees, title insurance premiums, appraisal fees, survey costs, required fees, and filing and recording fees.

NO CONSTRUCTION PRIOR TO RECORDING OF SECURITY DOCUMENT. Borrower will not permit any work or materials to be furnished in connection with the Project until (a) Borrower has signed the Related Documents; (b) Lender's mortgage or deed of trust and other Security interests in the Property have been duly recorded and perfected; and (c) Lender has been provided evidence, satisfactory to Lender, that Borrower has obtained all insurance required under this Agreement or any Related Agreement and that Lender's liens on the Property and improvements are valid perfected first liens, subject only to such exceptions, if any, acceptable to Lender.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any indebtedness exists:

      Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Nevada and is validly existing and in good standing in all states in which Borrower is dong business. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.


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

      Authorization. The execution delivery, and performance of this Agreement by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of organization, operating agreement, or any other agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

      Financial Information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

      Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledge by Lender in writing.

      Title to Property. Borrower has, or on the date of first disbursement of Loan proceeds will have, good and marketable title to the Property fee and clear of all defects, liens, and encumbrances, excepting only liens for taxes, assessments, or governmental charges or levels not yet delinquent or payable without penalty or interest, and such liens and encumbrances as may be approved in writing by the Lender.


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      Hazardous Substances. The terms "hazardous waste," "hazardous substance,"
      "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq, ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that:
      (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the properties. (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (C) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the properties. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the indebtedness and the satisfaction of this Agreement and shall not be affect by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

      Project Costs. The Project costs are true and accurate estimates of the costs necessary to complete the Improvements in a good and workmanlike manner according to the Plans and Specifications presented by Borrower to Lender, and Borrower shall take all steps necessary to prevent the actual cost of the improvements from exceeding the Project costs.

      Utility Services. All utility services appropriate to the use of the Project after completion of construction are available at the boundaries of the Property. Access. The Property is contiguous to publicly dedicated streets, roads, or highways providing access to the Property.


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

      Assessment of Property. The Property is and will continue to be assessed and taxed as an independent parcel by all governmental authorities.

      Compliance with Governing Authorities. Borrower has examined and is familiar with all the assessments, covenants, conditions, restrictions, reservations, building laws, regulations, zoning ordinances, and federal, state, and local requirements affecting the Project. The Project will at all times and in all respects conform to and comply with the requirements of such easements, covenants, conditions, restrictions, reservations, building laws, regulations, zoning ordinances, and federal, state and local requirements.

      Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

      Binding Effect. This Agreement, the Note and all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

      Survival of Representation and Warranties. Borrower understands and agrees that Lender is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loan and Note shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement.

      Approval of Contractors, Subcontractors, and Materialmen. Lender shall have approved a list of all contractors employed in connection with the construction of the improvements, showing the name, address, and telephone number of each contractor, a general description of the nature of the work to be done, that labor and materials to be supplied, the names of materialmen, if known, and the appropriate dollar value of the labor, work, or materials with respect to each contractor or materialmen. Lender shall have the right to communicate with any person to verify the facts disclosed by the list or by any application for any Advance, or for any other purpose.


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      PLANS, SPECIFICATIONS, AND PERMITS. Lender shall have received and accepted a complete set of Plans and Specifications setting forth improvements for the Project, and Borrower shall have furnished to Lender copies of all permits and requisite approvals of any governmental bond necessary for the construction and use of the Project.

      ARCHITECTURE AND CONSTRUCTION CONTRACTS. Borrower shall have furnished in form and substance satisfactory to Lender an executed copy of the Architecture Contract and an executed copy of the Construction Contract.

      SUPPORT DOCUMENTS. Borrower shall provide to Lender in form satisfactory to Lender the following support documents for the Loan: Completion Guaranty.

      BUDGET AND SCHEDULE OF ESTIMATED ADVANCES. Lender shall have approved detailed budget and cash flow projections of total Project costs and a schedule of the estimated amount and time of disbursements of each Advance.

      BORROWER'S AUTHORIZATION. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of the Loan documents, and the consummation of the Project, and such other authorizations and other documents as Lender in its sole discretion may require.

      BOND. If requested by Lender, Borrower shall have furnished a performance and payment bond in an amount equal to 100% of the amount of the Construction Contract, as well as a materialmen's and mechanics' payment bond, with such riders and supplements as Lender may require, each in form and substance satisfactory to Lender, naming the General Contractor as principal and Lender as an additional obligee.

      APPRAISAL. If required by Lender, an appraisal shall be prepared for the Property, at Borrower's expense, which in form and substance shall satisfactory to Lender, in its sole discretion, including applicable regulatory requirements.

      PLANS AND SPECIFICATIONS. If requested by Lender, Borrower shall have assigned to Lender on Lender's forms the Plans and Specifications for the Project.

      ENVIRONMENT REPORT. If requested by Lender, Borrower shall have furnished to Lender, at Borrower's expense, an environmental report and certificate on the Property in form and substance satisfactory to Lender, prepared by an engineer or other expert satisfactory to Lender stating that the Property complies with all applicable provisions and requirements of the "Hazardous Substances" paragraph set forth below.


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      SOIL REPORT. If requested by Lender, Borrower shall have furnished to
      Lender, at Borrower's expenses, a soil report for the Property in form and substance satisfactory to Lender, prepared by a registered engineer satisfactory to Lender stating that the Property is free from soil or other geological conditions that would preclude its use or development as contemplated without extra expense for precautionary, corrective or remedial measures.

      SURVEY. If requested by Lender, Borrower shall have furnished to Lender a survey of recent date, prepared and certified by a qualified surveyor and providing that the improvements, if constructed in accordance with the Plans and Specifications, shall lie wholly within the boundaries of the Property without encroachment or violation of any zoning ordinances, building codes or regulations, or setback requirements, together with such other information as Lender in its sole discretion may require.

      ZONING. Borrower shall have furnished evidence satisfactory to Lender that the Property is duly and validly zoned for the construction maintenance, and operation of the Project.

      TITLE INSURANCE. Borrower shall have provided to Lender an ALTA Lender's extended coverage policy of title insurance with such endorsements as Lender may require, issued by a title insurance company acceptable to Lender and in a form, amount, and content satisfactory to Lender insuring or agreeing to insure that Lender's Mortgage or Deed of Trust on the Property is or will be upon recordation a valid lien on the Property free and clear of all defects, liens, encumbrances, and exceptions except those as specifically accepted by Lender in writing. If requested by Lender, Borrower shall provide to Lender, at Borrower's expense, a foundation endorsement to he title policy upon the completion of each foundation for the improvements, showing no encroachments, and upon completion an endorsement which insures the lien-free completion of the improvements.

      INSURANCE. Unless waived by Lender in writing, Borrower shall have delivered to Lender the following insurance policies or evidence thereof: an all risks course of construction insurance policy (builder's risk), with extended coverage covering the improvements issued in an amount and by a company acceptable to Lender, containing a loss payable or other endorsement satisfactory to Lender insuring Lender as mortgagee together with such other endorsements as may be required by Lender including stipulations that coverage will not be cancelled or diminished without at least ten (10) days, prior written notice to lender; (b) owners and General Contractor general liability insurance, public liability and workmen's compensation insurance; (c) flood insurance if required by Lender or applicable law; and (d) all other insurance required by this Agreement or by the Related Documents.


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      WORKERS' COMPENSATION COVERAGE. Provide to Lender proof of the General
      Contractor's compliance with all applicable workers' compensation laws and regulations with regard to all work performed on the Project.

      PAYMENT OF FEES AND EXPENSES. Borrower shall have paid to Lender all expenses specified in this Agreement as are then due and payable.

      SATISFACTORY CONSTRUCTION. All work usually done at the stage of construction for which disbursement is requested shall have been done in a good and workmanlike manner and all materials and fixtures usually furnished and installed at that stage of construction shall have been furnished and installed, all in compliance with the Plans and Specifications. Borrower shall also have furnished to Lender such proofs as Lender may require to establish the progress of the work, compliance with applicable laws, freedom of the Property from liens, and the basis for the requested disbursement.

      CERTIFICATION. Borrower shall have furnished to Lender a certification by an engineer, architect, or other qualified inspector acceptable to Lender that the construction of the improvements has complied and will continue with all applicable statutes, ordinances, codes, regulations, and similar requirements.

      LIEN WAIVERS. Borrower shall have obtained and attached to each application for an Advance, including the Advance to cover final payment to the General Contractor, executed acknowledgments of payments of all sums due and releases of mechanic's and materialmen's liens, satisfactory to Lender, from any party having lien rights, which acknowledgments of payment and releases of liens shall cover all work, labor, equipment, materials done, supplied, performed, or furnished prior to such application for an Advance.

      LACK OF DEFAULT. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement.

DISBURSEMENT OF LOAN PROCEEDS. The following provisions relate to the disbursement of funds from the Loan Fund.

      APPLICATION FOR ADVANCES. Each application shall be stated on a standard AIA payment request form or other form approved by Lender, executed by Borrower, and supported by such evidence as Lender shall reasonably require. Borrower shall apply only for disbursement with respect to work actually done by the General Contractor and for materials and equipment actually incorporated into the Project. Each application for an Advance shall be deemed a certification of Borrower that as of the date of such application, all representations and warranties contained in the Agreement are true and correct, and that Borrower is in compliance with all of the provisions of this Agreement.


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      PAYMENTS. At the sole option of Lender, Advances may be paid in the joint names of Borrower and the General Contractor, subcontractor(s), or supplier(s) in payment of sums due under the Construction Contract. At its sole option, Lender may directly pay the General Contractor and any subcontractors or other parties the sums due under the Construction Contract. Borrower appoints Lender as its attorney-in-fact to make such payments. This power shall be deemed to be coupled with an Interest, shall be irrevocable, and shall survive an Event of Default under this Agreement.

      PROJECTED COST OVERRUNS. If Lender at any time determines in its sole discretion that the amount in the Loan Fund is insufficient, or will be insufficient, to complete fully and to pay for the Project, then within ten (10) days after receipt of a written request from Lender, Borrower shall deposit in the Loan Fund an amount equal to the deficiency as determined by Lender. The judgment and determination of Lender under this section shall be final and conclusive. Any such amounts deposited by Borrower shall be disbursed prior to any Loan proceeds.

      FINAL PAYMENT TO GENERAL CONTRACTOR. Upon completion of the Project and fulfillment of the Construction Contract to the satisfaction of Lender and provided sufficient Loan Funds are available, Lender shall make an Advance to cover the final payment due to the General Contractor upon delivery to Lender of endorsements to the ALTA title insurance policy following the posting of the completion notice, as provided under applicable law. Construction shall not be deemed complete for purposes of final disbursement unless and until Lender shall have received all of the following:

            (a) Evidence satisfactory to Lender that all work under the Construction Contract requiring inspection by any governmental authority with jurisdiction has been duly inspected and approved by such authority that a certificate of occupancy has been issued, and that all parties performing work have been paid, or will be paid, for such work;

            (b) A certification by an engineer, architect, or other qualified inspector acceptable to Lender that the improvements have been completed substantially in accordance with the Plans and Specifications and the Construction Contract, that direct connection has been made to all utilities set forth in the Plans and Specifications, and that the Project is ready for occupancy; and

            (c) Acceptance of the completed improvements by Lender and Borrower.

      Construction Default. If Borrower fails in any respect to comply with the provisions of this Agreement or if construction ceases before completion regardless of the reason, Lender, at its option, may refuse to make further Advances, may accelerate the indebtedness under the terms of the Note, and without thereby impairing any of its rights, powers, or privileges, may enter into possession of the construction site and perform or cause to be performed any and all work and labor necessary to complete the improvements, substantially in accordance with the Plans and Specifications.

      Damage or Destruction. If any of the Property or Improvements is damaged or destroyed by casualty of any nature, within sixty (60) days thereafter Borrower shall restore the Property and improvements to the condition in which they were before such damage or destruction with funds other than those in the Loan Fund. Lender shall not be obligated to make disbursements under this Agreement until such restoration has been accomplished.

      Right to Advance Funds. When any event occurs that Lender determines may endanger completion of the Project or the fulfillment of any condition or covenant in this Agreement, Lender may require Borrower to furnish, within ten (10) days after delivery of a written request, adequate security to eliminate, reduce, or indemnity Lender against, such danger. In addition, upon such occurrence, Lender in its sole discretion may advance funds or agree to undertake to advance funds to any party to eliminate, reduce, or indemnify Lender against such danger or to complete the Project. All sums paid by Lender pursuant to such agreements or undertakings shall be for Borrower's account and shall be without prejudice to Borrower's rights, if any, to receive such funds from the party to whom paid. All sums expended by Lender in the exercise of its option to complete the Project or protect Lender's interests shall be payable to Lender on demand together with interest from the date of the Advance at the rate applicable to the Loan. In addition, any Advance of funds under this Agreement, including without limitation direct disbursements to the General Contractor or other parties in payment of sums due under the Construction Contract, shall be deemed to have been expended by or on behalf of Borrower and to have been secured by Lender's Mortgage or Deed of Trust, if any, on the Property.

LIMITATION OF RESPONSIBILITY. The making of any Advance by Lender shall not constitute or be interpreted as either (a) an approval or acceptance by Lender of the work done through the date of the Advance, or (b) a representation or indemnity by Lender to any party against any deficiency or defect in the work or against any breach of any contract. Inspections and approvals of the Plans and Specifications, the Improvements, the workmanship and materials used in the Improvements, and the exercise of any other right of inspection, approval, or inquiry granted to Lender in this Agreement are acknowledged to be solely for the protection of Lender's interests, and under no circumstances shall they be construed to impose any responsibility or liability of any nature whatsoever on Lender to any party. Neither Borrower nor any contractor, subcontractor, materialmen, laborer, or any other person shall rely, or have any right to rely, upon Lender's determination of the appropriateness of any Advance. No disbursement or approval by Lender shall constitute a representation by Lender as to the nature of the Project, its construction, or its intended use for Borrower or for any other person, nor shall it constitute an indemnity by Lender to Borrower or to any other person against any deficiency or defects in the Project or against any breach of any contract.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

      Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

      Financial Records. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

      Additional Information. Furnish such additional information and statements, lists of assets and liabilities, list of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

      Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Property are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

      Construction of the Project. Commence construction of the Project no later than end of 2006, and cause the Improvements to be constructed and equipped in a diligent and orderly manner and in strict accordance with the Plans and Specifications approved by Lender, the Construction Contract, and all applicable laws, ordinances, codes, regulations, and rights of adjoining or concurrent property owners. Borrower agrees to complete the Project for purposes of final payment to the General Contractor on or before end of , 2008, regardless of the reason for any delay.

      Loan Proceeds. Use the Loan Funds solely for payment of bills and expenses directly related to the Project.

      Defects. Upon demand of Lender, promptly correct any defect in the Improvements or any departure from the Plans and Specifications not approved by Lender before further work shall be done upon the portion of the Improvements affected.

      Project Claims and Litigation. Promptly inform Lender of (a) all material adverse changes in the financial condition of the General Contractor; (b) any litigation and claims, actual or threatened, affecting the Project or the General Contractor, which could materially affect the successful completion of the Project or the ability of the General Contractor to complete the Project as agreed; and (c) any condition or event which constitutes a breach or default under any of the Related Documents or any contract related to the Project.

      Payment of Claims and Removal of Liens. (a) Cause all claims for labor done and materials and services furnished in connection with the Improvements to be fully paid and discharged in a timely manner, (b) diligently file or procure the filing of a valid notice of completion of the Improvements, or such comparable document as may be permitted under applicable lien laws, (c) diligently file or procure the filing of a notice of cessation, or such comparable document as may be permitted under applicable lien laws, upon the happening of cessation of labor on the Improvements for a continuous period of thirty (30) days or more, and (d) take all reasonable steps necessary to remove all claims of liens against the Property, the Improvements or any part of the Property or Improvements, or any rights or interests appurtenant to the Property or Improvements. Upon Lender's request, Borrower shall make such demands or claims upon or against laborers, materialmen, subcontractors, or other persons who have furnished or claim to have furnished labor, services, or materials in connection with the Improvements, which demands or claims shall under the laws of the State of Nevada require diligent assertions of lien claims upon penalty of loss or waiver thereof, Borrower shall, within ten (10) days after the filing of any claim of lien that is disputed or contested by Borrower, provide Lender with surety bond issued by a surety acceptable to Lender sufficient to release the claim of lien or deposit with Lender an amount satisfactory to Lender for the possibility that the contest will be unsuccessful. If Borrower fails to remove any lien on the Property or Improvements or provide a bond or deposit pursuant to this provision, Lender may pay such lien, or may contest the validity of the lien, and Borrower shall pay all costs and expenses of such contest, including Lender's reasonable attorneys' fees.

      Taxes and Claims. Pay and discharge when due all of Borrower's Indebtedness, obligations, and claims that, if unpaid, might become a lien or charge upon the Property or Improvements; provided, however, that Borrower shall not be required to pay and discharge any such indebtedness, obligation, or claim so long as (a) its legality shall be contested in good faith by appropriate proceedings, (b) the Indebtedness, obligation, or claim does not become a lien or charge upon the Property or Improvements, and (c) Borrower shall have established on its books adequate reserves with respect to the amount contested in accordance with generally accepted accounting practices. If the indebtedness, obligation, or claim does become a lien or charge upon the Property or Improvements, Borrower shall remove the lien or charge as provided in the preceding paragraph.

      Performance. Perform and comply with all terms, conditions, and provisions, set forth in this Agreement and in all other instruments and agreements between Borrower and Lender, and in all other loan agreements now or hereafter existing between Borrower and any other party. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

      Additional Assurances. Make, execute, and deliver to Lender such Security Agreements, instruments, documents, and other agreements reasonably necessary to document and secure the Loan and to perfect Lender's Security interests in the Property and Improvements.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of
Lender:

      Indebtedness and Liens. (a) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (b) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, or (c) sell with recourse any of Borrower's accounts, except to Lender.

      Continuity of Operations. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged,
      (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (c) make any distribution with respect to any capital account, whether by reduction of capital or otherwise.

LOANS, ACQUISITIONS AND GUARANTIES. (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surely or guarantor other than in the ordinary course of business.

      MODIFICATION OF CONTRACT. Make or permit to be made any modification of the Construction Contract.

      LIENS. Create or allow to be created any lien or charge upon the Property or the improvements.

GENERAL PROJECT PROVISIONS. The following provisions relate to the construction and completion of the Project.

      CHANGE ORDERS. All requests for changes in the Plans and Specifications, other than minor changes involving no extra cost, must be in writing signed by Borrower and the architect, and delivered to Lender for it's approval. Borrower will not permit the performance of any work pursuant to any change order or modification of the Construction Contract or any subcontract without the written approval of Lender. Borrower will obtain any required permits or authorizations from governmental authorities having jurisdiction before approving or requesting a new change order.

      PURCHASE OF MATERIALS; CONDITIONAL SALES CONTRACTS. No materials, equipment, fixtures, or articles of personal property placed in or incorporated into the Project shall be purchased or installed under any Security Agreement or other agreement whereby the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider such items as personal property after their incorporation into the Project, unless otherwise authorized by Lender in writing.

      LENDER'S RIGHT OF ENTRY AND INSPECTION. Lender and its agents shall have at all times the right of entry and free access to the Property and the right to inspect all work done, labor performed, and materials furnished with respect to the Project. Lender shall have unrestricted access to and the right to copy all records, accounting books, contracts, subcontracts, bills, statements, vouchers, and supporting documents of Borrower relating in any way during the Project.

      LENDER'S RIGHT TO STOP WORK. If Lender in good faith determines that any work or materials do not conform to the approved Plans and Specifications or sound building practices, or otherwise depart from any of the requirements of this Agreement, Lender may require the work to be stopped and withhold disbursements until the matter is corrected. In such event, Borrower will promptly correct the work to Lender's satisfaction. No such action by Lender will affect Borrower's obligation to complete the Improvements on or before the Completion Date. Lender is under no duty to supervise or inspect the construction or examine any books and records. Any inspection or examination by Lender is for the sole purpose of protecting Lender's security and preserving Lender's rights under this Agreement. No default of Borrower will be waived by any inspection by Lender. In no event will any inspection by Lender be a representation that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship.

      INDEMNITY. Borrower shall indemnify and hold Lender harmless from any and all claims asserted against Lender or the Property by any person, entity, or governmental body, or arising out of or in connection with the Property, Improvements, or Project. Lender shall be entitled to appear in any action or proceeding to defend itself against such claims, and all costs incurred by Lender in connection with such defense, including attorney's fees, shall be paid by Borrower to Lender. Lender shall, in its sole discretion be entitled to settle or compromise any asserted claims against it, and such settlement shall be binding upon Borrower for purposes of this indemnification. All amounts paid by Lender under this paragraph shall be secured by Lender's Mortgage or Deed of Trust, if any, on the Property, shall be deemed an additional principal Advance under the Loan, payable upon demand, and shall bear interest at the rate applicable to the Loan.

      PUBLICITY. Lender may display a sign at the construction site informing the public that Lender is the construction lender of the Project. Lender may obtain other publicity in connection with the Project through press releases and participation in ground-breaking and opening ceremonies and similar events.

      ACTIONS. Lender shall also have the right to commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the disbursement of funds from the Loan Fund. In connection with the right, Lender may incur and pay reasonable costs and expenses, including, but not limited to, attorney's fees, for both trial and appellate proceedings. Borrower covenants to pay to Lender on demand all such expenses, together with interest from the date Lender incurs the expense at the rate specified in the Note, and Lender is authorized to disburse funds from the Loan Fund for such purposes.

      RELATIONSHIP TO THIS AGREEMENT. The terms and provisions of this Agreement, the Note and the Related Documents supersede any inconsistent terms and conditions of Lender's loan commitment letter to Borrower, provided that all obligations of Borrower under the commitment to pay any fees to Lender or any costs and expenses relating to the Loan or the commitment shall survive the execution and delivery of this Agreement, the Note and the Related Documents. Any failure of Borrower to perform any such obligation shall constitute a default under this Agreement.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this agreement:

      DEFAULT ON INDEBTEDNESS. Failure of Borrower to make any payment when due on the Loans.

      OTHER DEFAULTS. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition continued in any other agreement between Lender and Borrower.

      ENVIRONMENTAL DEFAULT. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any Loan.

      FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

      DEFECTIVE COLLATERALIZATION. This agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

      DEATH OR INSOLVENCY. The dissolution (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the Insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

      CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor or Borrower, any creditor of any Grantor against any collateral securing the indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender. However, this event of Default shall not apply if there is a good faith dispute by Borrower or Grantor, as the case may be, as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

      ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

      RIGHT TO CURE. If any default, other than a Default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (a) cures the default within thirty (30) days; or (b) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

      BREACH OF CONSTRUCTION CONTRACT. The improvements are not constructed in accordance with the Plans and Specifications or in accordance with the terms of the Construction Contract.

      CESSATION OF CONSTRUCTION. Prior to the completion of construction of the improvements and equipping of the Project, the construction of the improvements or the equipping of the Project is abandoned or work thereon ceases for a period of more than ten (10) days for any reason, or the improvements are not completed for purposes of final payment to the General Contractor regardless of the reason for the delay.

      Transfer of Property. Sale, transfer, hypothecation, assignment, or conveyance of the Property or the improvements or any portion thereof or interest therein by Borrower or any Grantor without Lender's prior written consent.

      Condemnation. All or any material portion of the Property is condemned, seized, or appropriated without compensation, and Borrower does not within thirty (30) days after such condemnation, seizure, or appropriation, initiate and diligently prosecute appropriate action to contest in good faith the validity of such condemnation, seizure, or appropriation.

EFFECT OF AN EVENT OF DEFAULT; REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, Lender may, at its option, but without any obligation to do so, and in addition to any other right Lender may have ,do any one or more of the following without notice to Borrower:(a) Cancel this Agreement; (b) Institute appropriate proceedings to enforce the performance of this Agreement; (c) Withhold further disbursement of Loan Funds; (d) Expend funds necessary to remedy the default; (e) Take possession of the Property and continue construction of the Project; (f) Accelerate maturity of the Note and/or indebtedness and demand payment of all sums due under the Note and/or indebtedness; (g) Bring an action on the Note and/or indebtedness; (h) Foreclose Lender's Mortgage or Deed of Trust, if any, on the Property in any manner available under law; and (i) Exercise any other right or remedy which it has under the Note of Related Documents, or which is otherwise available at law or in equity or by statute.

COMPLETION OF IMPROVEMENT BY LENDER. If Lender takes possession of the property, it may take any and all actions necessary in its judgment to complete construction of the Improvements, including but not limited to making changes in the Plans and Specifications, work, or materials and entering into, modifying or terminating any contractual arrangements, subject to Lender's right at any time to discontinue any work without liability. If Lender elects to complete the Improvements, it will not assume any liability to Borrower or to any other person for completing the improvements or for the manner or quality of construction of the improvements, and Borrower expressly waives any such liability. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to complete its improvements, at Lender's option, either in Borrower's name or in its own name. In any event, all sums expended by Lender in completing its construction of the improvements will be considered to have been disbursed to Borrower and will be secured by the collateral for the Loan. Any such sums that cause the principal amount of the Loan to exceed the face amount of the Note will be considered to be an additional Loan to Borrower, bearing interest at the Note rate and being secured by the collateral. For these purposes, Borrower assigns to Lender all of its right, title and interest in and to the Project Documents; however Lender will not have any obligation under the Project Documents unless Lender expressly hereafter agrees to assume such obligations in writing. Lender will have the to exercise any rights of Borrower under the Project Documents upon the occurrence of an Event of Default. All rights, powers, and remedies of Lender under this Agreement are cumulative and alternative, and are in addition to all rights which Lender may have under applicable law.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

      Agency. Nothing in this Agreement shall be construed to constitute the creation of a partnership or joint venture between Lender and Borrower or any contractor. Lender is not an agent or representative of Borrower. This Agreement does not create a contractual relationship with and shall not be construed to benefit or bind Lender in any way with or create any contractual duties by Lender to any contractor, subcontractor, materialman, laborer, or any other person.

      Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

      Applicable Law. This agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of CLARK County, the State of Nevada

This Agreement shall be governed by and construed accordance with the laws of the State of Nevada.

      Authority to File Notices. Borrower appoints and designates Lender as its attorney-in-fact to file for record any notice that Lender deems necessary to protect its interest under this Agreement. This power shall be deemed coupled with an interest and shall be irrevocable while any sum or performance remains due and owing under any of the Related Documents.

      Caption Headings. Caption heading is this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

      Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interest. Borrower further waives all rights of offset or countercism that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

      Costs and Expenses. Borrower agrees to pay upon demand all of Lender's expenses, including without limitation attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

      Entire Agreement. This Agreement and the Related Documents constitute all of the agreements between the parties relating to the Project and supersede all other prior or concurrent oral or written agreements or understandings relating to the Project.

      Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

      Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under its Agreement or any interest therein, without the prior written consent of Lender.

      Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

      Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

      Time is of the Essence. Time is of the essence in the performance of this Agreement.

      Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in willing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

II.   OPTION AGREEMENT

As set forth in the Line of Credit Promissory Note, the unpaid principal of this line of credit shall bear simple interest at the rate of twelve percent (12%) per annum. In the alternative, the amount of the total interest or return shall be equal to 33% of all gross profits from the real estate development project located at 634 N. Main St., Las Vegas, Nevada, whichever is higher.

In addition to the above-mentioned terms and as part of this Investment Agreement, Borrower ("Optionor") grants to Lender ("Optionee") the option to purchase the real property described in Exhibit A, attached, including all improvements and the Project ("Property"). This option is on the terms and conditions set forth below:

Optionor grants Optionee an option to purchase the full Property and Project for twenty million dollars ($15,000,000.00), which shall be paid in the following manner:

o The loan amount lent by Lender/Optionee to Borrower/Optionor in the amount of ten million dollars ($10,000,000.00) shall be considered as cash paid for the exercise of the option.

o The remaining five million dollars ($5,000,000.00) (the "Share Purchase Price") shall be paid in shares of common stock of Euroweb International Corp. (the "Shares") The amount of Shares to be issued shall be determined by dividing $5,000,000 by the higher value of (i) the per share book value according to Euroweb International Corp's (the "Company")most recent balance sheet as filed with the Securities and Exchange Commission , or
      (ii) 90 day weighted average price of Euroweb International Corp.'s shares prior to the notice multiplied by 110%. The issuance of such Shares shall be subject to the completion and filing of a Notification Form: Listing of Additional Shares with the Nasdaq Stock Market.

      Optionor acknowledges that the Shares to be received by such Optionor hereunder will be acquired for such Optionor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "1933 Act"), such Optionor does not have any agreement or understanding, directly or indirectly, with any person to distribute the Shares and such Optionor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act.

      Optionor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

      Optionor has had an opportunity to receive all information related to Euroweb International Corp. requested by it and to ask questions of and receive answers from the Euroweb International Corp. regarding Euroweb International Corp., its business and the terms and conditions of the offering of the Shares.

      Optionor understands that the Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

      It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

            "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

      Optionor is an "accredited investor" as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

      Unless permitted by the applicable rules and regulations of the principal securities market on which the Shares are then listed or traded, in no event shall the Company issue upon exercise of the Option more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Shares is then traded (the "Maximum Share Amount"), which shall be 19.99% of the total shares outstanding. Once the Maximum Share Amount has been issued (the date of which is hereinafter referred to as the "Maximum Conversion Date"), if the Company fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of common stock in excess of the Maximum Share Amount, the Company shall pay the remaining portion of the Share Purchase Price in cash. The Company will use its best efforts to seek and obtain Shareholder Approval (or obtain such other relief as will allow issuance of the Shares hereunder in excess of the Maximum Share Amount) as soon as practicable and before the Maximum Conversion Date. As used herein, "Shareholder Approval" means approval by the stockholders of the Company to authorize the issuance of the full number of shares of common stock which would be issuable upon exercise of the Option but for the Maximum Share Amount.

The term of the option shall begin on the date of signing of this agreement and shall terminate on January 01, 2015.

The option shall be exercised by delivering written notice from Optionee to Optionor before the expiration of the term of this option and in accordance with the notice provisions of the "Exercise Notice" provision below. The Exercise Notice shall affirmatively state that the Optionee exercises the option without condition or qualification. Within three business days after exercise of the option, the parties shall execute and deliver a grant deed and deposit the funds and documents in escrow that are required to be deposited in order to fully transfer title of the Property and Project to Lender/Optionee.

Optionor covenants, warrants, and represents to Optionee that all the covenants, warranties, and representations set forth in this Investment Agreement are true and correct.

Within 10 days after execution of this Option Agreement, Optionor shall deliver to Optionee a current preliminary report on the Property prepared by a reputable title company, together with copies of all documents identified as exceptions in the report ("Preliminary Report"). Optionee shall have the sole discretion to approve or disapprove any or all of the exceptions shown in the Preliminary Report.

If Optionee disapproves any exception to title, as provided above, Optionor shall notify Optionee within 10 days after receipt of such notice of disapproval if Optionor is unwilling to clear the disapproved exceptions. Optionor covenants that, if the option is exercised, Optionor shall, on or before closing, which shall occur 30 days after Optionee exercises its option, cause all disapproved exceptions to be removed as encumbrances against title to the Property except any exceptions that Optionor has notified Optionee that Optionor will not remove, in accordance with the notice provisions of this section.

At any time and from time to time during the term of the option, Optionee may enter the Property for purposes of inspection, survey, tests, design of improvements, and other actions reasonably related to the investigation by Optionee of the suitability of the Property for the Optionee's purposes.

Optionee may make minor changes in the Property in the course of any investigation permitted under this Option Agreement (e.g., soils borings), provided that the change or damage is only temporary, that it is reasonably necessary to the investigation of the physical characteristics of the Property, and that Optionee repairs such damage and restores the Property to its original condition promptly on completion of the investigation.

On execution of this Option Agreement, Optionor and Optionee shall execute and record in the official records of the county in which the Property is located a memorandum of option in the form of Exhibit C, attached. Optionee shall pay the recording cost. Optionee covenants to execute and deliver to Optionor immediately on the expiration or earlier termination of the term of this Option Agreement a quitclaim deed in recordable form releasing and reconveying to Optionor all right, title, and interest of Optionee in the Property.

All notices and other communications authorized or required under this Option Agreement shall be in writing and shall be given by (1) personal delivery, (2) mailing by certified mail or registered mail, return receipt requested, postage prepaid, or United States express mail, or (3) delivery by commercially recognized courier service. Any such notice or other communication shall be deemed to have been given on the date of delivery or refusal to accept delivery if addressed to the Optionor's or Optionee's place of business:

Optionee may assign this option and the rights under it.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS INVESTMENT AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF June 19th , 2006.

                                  Exhibits List
                                  -------------

Exhibit A:      Property Legal Description

Exhibit B:      Line of Credit Promissory Note

Exhibit C:      Memorandum of Option

BORROWER/OPTIONOR:

AO BONANZA LAS VEGAS, INC.,

By: /s/ Darren C. Dunckel
    -----------------------------------
    Darren C. Dunckel, its President


LENDER/OPTIONEE:

EUROWEB RE CORP.

By: /s/Yossi Attia
    ------------------------------------
    Yossi Attia,  its president


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